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                                                                  Exhibit 3.15.1

                              ARTICLES OF AMENDMENT

                                       TO

                            ARTICLES OF INCORPORATION

                                       OF

                           PHILIPPI DEVELOPMENT, INC.

I.    The name of the corporation is PHILIPPI DEVELOPMENT, INC.

II. The Articles of Incorporation of PHILIPPI DEVELOPMENT, INC. are hereby amended as follows:

      A. Article I. of the Articles of Incorporation of PHILIPPI DEVELOPMENT, INC., which currently states:

            The undersigned agrees to become a corporation by the name of:
            PHILIPPI DEVELOPMENT, INC.

      is hereby amended to read as follows:

            The undersigned agrees to become a corporation by the name of: ANKER WEST VIRGINIA MINING COMPANY, INC.

      B. Article IV. of the Articles of Incorporation of PHILIPPI DEVELOPMENT, INC., which currently states:

            The principal office of this corporation shall be at Route 12, Box 245, Morgantown, West Virginia 26505. The name and address of the person to whom shall be sent notice or process served upon, or service of which is accepted by, the Secretary of State, is Bruce Sparks, Route 12, Box 245, Morgantown, West Virginia 26505.

      is hereby amended to read as follows:

            The principal office of this corporation shall be at 2708 Cranberry Square, Morgantown, West Virginia 26505. The name and address of the person to whom shall be sent notice or process served upon, or service of which is accepted by, the Secretary of State, is Bruce Sparks, 2708 Cranberry Square, Morgantown, West Virginia 26505.
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III.  The foregoing amendment was adopted by the sole shareholder of the corporation pursuant to an Agreement to Corporate Action dated as of July 31, 1997. The corporation has only one class of stock, the number of shares of which are outstanding and entitled to vote on said amendment is Five Hundred (500); the number of shares voted for said amendment was Five Hundred (500), and the number voted against said amendment was zero (0).

DATED: July 31, 1997

                                    PHILIPPI DEVELOPMENT, INC.
                                    a West Virginia corporation


                                    By: /s/ Gary D. McCauley
                                        ----------------------------
                                    Name: Gary D. McCauley
                                    Its: President

                                    and


                                    By: /s/ Michael M. Matesic
                                        ----------------------------
                                    Name: Michael M. Matesic
                                    Its: Secretary
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STATE OF WEST VIRGINIA,

COUNTY OF Barbour, To-Wit:

      I, Willa Jo Baughman, a Notary Public, do hereby certify that on the 31st day of July, 1997, personally appeared before me Gary D. McCauley, who, being by me first duly sworn, declared that he is the President of PHILIPPI DEVELOPMENT, INC., that he signed the foregoing document as President of the corporation, and that the statements therein contained are true.

      My commission expires: April 3, 2003


[SEAL]                              /s/ Willa Jo Baughman
                                    ----------------------------------
                                               Notary Public

           OFFICIAL SEAL
           NOTARY PUBLIC
      STATE OF WEST VIRGINIA
         WILLA JO BAUGHMAN
         1 N. Main Street
   Philippi, West Virginia 26416
My Commission Expires Apr. 3, 2003

The foregoing Articles of Amendment were prepared by the firm of Spilman, Thomas & Battle, 990 Elmer Prince Drive, Suite 205, P. O. Box 4474, Morgantown, West Virginia, 26504-4474.
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                            ARTICLES OF INCORPORATION
                                       OF
                           PHILIPPI DEVELOPMENT, INC.

I.    The undersigned agrees to become a corporation by the name of:

                           PHILIPPI DEVELOPMENT, INC.

II.   The existence of this corporation shall be perpetual.

III. The purposes for which this corporation is organized shall include the transaction of any or all lawful business for which corporations may be incorporated in the State of West Virginia.

IV. The principal office of this corporation shall be at Route 12, Box 245, Morgantown, West Virginia 26505. The name and address of the person to whom shall be sent notice or process served upon, or service of which is accepted by, the Secretary of State, is Bruce Sparks, Route 12, Box 245, Morgantown, West Virginia 26505.

V.    The name and address of the sole incorporator is:

                        David B. Shapiro
                        P. O. Box 273
                        Charleston, WV  25321

VI. The initial Board of Directors of this corporation shall consist of the following two persons:

            Name                          Address
            ----                          -------

            John J. Faltis                Route 12, Box 245
                                          Morgantown, WV  26505

            Bruce Sparks                  Route 12, Box 245
                                          Morgantown, WV  26505
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      The bylaws of this corporation, when adopted by the initial Board of
      Directors, shall provide for a Board of Directors which may consist of any number of persons provided for in said bylaws, or such number of persons as may be determined from time to time by the shareholders.

VII. The amount of the total authorized capital stock of this corporation shall be Five Thousand Dollars ($5,000.00), which shall be divided into 500 shares of the par value of Ten Dollars ($10.00) each, and which shall constitute a single class of shares.

VIII. The shareholders of this corporation shall not have a preemptive right to subscribe for, purchase, or take any part of any unissued or treasury shares issued or to be issued or sold by this corporation, or any securities of this corporation convertible into shares of this corporation issued or to be issued by it, after its incorporation.

            The undersigned, for the purpose of forming a corporation under the laws of the State of West Virginia, does hereby make and file these Articles of Incorporation, and has accordingly hereunto set his hand this 23rd day of May, 1990.


                                        /s/ David B. Shapiro
                                        --------------------------------
                                                David B. Shapiro


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STATE OF WEST VIRGINIA,

COUNTY OF KANAWHA, to-wit:

      I, /s/ Deborah L. Raines, a Notary Public in and for the County and State aforesaid, hereby certify that David B. Shapiro, whose name is signed to the foregoing Articles, bearing date on the 23rd day of May, 1990, this day personally appeared before me in my said county and acknowledged his signature to the same.

      Given under my hand and official seal this 23rd day of May, 1990.


                                        /s/ Deborah L. Raines
                                        ----------------------------------------
                                        Notary Public

      My commission expires:            April 19, 1993

[NOTARIAL SEAL]

            OFFICIAL SEAL
            NOTARY PUBLIC
       STATE OF WEST VIRGINIA
          DEBORAH L. RAINES
         811 Quarrier Street
   Charleston, West Virginia 25321
My Commission Expires April 19, 1993

The foregoing Articles of Incorporation were prepared by the law firm of Spilman, Thomas, Battle & Klostermeyer, P. O. Box 273, Charleston, WV 25321.


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